UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2012 (February 10, 2012)

Webxu, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11999 San Vicente Blvd., Suite 400

Los Angeles, CA 90049

(Address of Principal Executive Offices)

(310) 807-1765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Compensatory Arrangements of Certain Officers.

(e)	Employment Agreement with Jeffrey Aaronson

On February 10, 2012, we entered into an amended employment agreement with Jeffrey Aaronson, our Chief Financial Officer and Corporate Secretary. Mr. Aaronson is also a member of our board of directors. The original employment agreement is dated November 15, 2010. The new agreement is effective January 1, 2012 and ends on January 1, 2015.

The amended agreement made the following changes:

(i) Mr. Aaronson’s annual base salary is $200,000;

(ii) in 2012, he is eligible for a bonus of 50% of his base salary if we achieve a positive EBITDA (excluding non-cash stock compensation as an expense) after inclusion of his projected bonus; and

(iii) if Mr. Aaronson’s employment is terminated other than for cause or if he has good reason to terminate his agreement, then we will provide severance payments equal to his base salary for one year.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended Employment Agreement between WebXU, Inc. and Jeffrey Aaronson, dated February 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webxu, Inc.

Date: March 27, 2012	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer